Exhibit 99.2

Neal Goldner

Investor Relations

Marriott Vacations Worldwide

407.206.6149

neal.goldner@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide

407.206.6278

ed.kinney@mvwc.com

Marriott Vacations Worldwide Announces Offering of Senior Notes

ORLANDO, Fla. – September 17, 2019 – Marriott Vacations Worldwide Corporation (NYSE: VAC) (“MVW,” “we,” “us” or “our”) today announced that its wholly owned subsidiary, Marriott Ownership Resorts, Inc. (the “Issuer”), intends to offer, subject to market and other conditions, $300.0 million aggregate principal amount of senior notes due 2028 (the “Notes”). The Notes will be offered to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons pursuant to Regulation S under the Securities Act.

The Issuer intends to use the net proceeds from the Notes offering to (i) to redeem all of the $139.9 million outstanding aggregate principal amount of 5.625% Senior Notes due 2023 issued by Interval Acquisition Corp., (ii) to redeem all of the $88.2 million outstanding aggregate principal amount of 5.625% Senior Notes due 2023 issued by us and ILG, LLC, (iii) to repay a portion of the outstanding borrowings under our $600.0 million revolving credit facility, (iv) to pay transaction expenses and fees in connection with each of the foregoing and (v) for general corporate purposes.

The Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Notes have not been registered under the Act or the securities laws of any other jurisdiction.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Forward-Looking Statements

Information included in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements include, among other things, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements in this communication. We do not have any intention or obligation to update forward-looking statements after the date of this communication, except as required by law.

We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, changes in supply and demand for vacation ownership and residential products, competitive conditions, the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the SEC and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release.

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